WEST COAST BANCORP
                          4770 Campus Drive, Suite 100
                      Newport Beach, California 92660-1833

                         -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 24, 1994

                         ------------------------------


TO THE SHAREHOLDERS OF WEST COAST BANCORP:

     NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of West Coast Bancorp, a California corporation (the "Company"), will be held on Tuesday, May 24, 1994, at 9:00 a.m. at the Red Lion Hotel, 3050 Bristol Street, Costa Mesa, California 92626, for the following purposes all as set forth in the attached Proxy Statement:

1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors to serve until the 1995 Annual Meeting of Shareholders and until their successors have been elected and qualified. The following seven persons are the Board of Directors' nominees:

          J. David Cheshier             John B. Joseph
          I. Jack Cowley, M.D.          Lacy G. Marlette, Jr.
          L. Wayne Gertmenian, Ph.D.    Ronald R. White
          Thomas A. Jones, C.P.A.

2. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those shareholders of record at the close of business on April 15, 1994 shall be entitled to notice of, and to vote in person or by Proxy at, the Meeting. As set forth in the enclosed Proxy statement, the Proxy is solicited by the Board of Directors of the Company. It is expected that this Notice of Proxy and accompanying Proxy Statement will be mailed to shareholders on or about April 29, 1994.


                                        By Order of the Board of Directors




                                        Frank E. Smith, Secretary


April 29, 1994
- --------------------------------------------------------------------------------
IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN
WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
- --------------------------------------------------------------------------------

                               WEST COAST BANCORP
                          4770 Campus Drive, Suite 100
                      Newport Beach, California 92660-1833
                                 (714) 757-6868

                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 24, 1994

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the Annual Meeting of Shareholders (the "Meeting") by the Board of Directors of West Coast Bancorp a California Corporation (the "Company") to be held on Tuesday, May 24, 1994, at 9:00 a.m. at the Red Lion Hotel, 3050 Bristol Street, Costa Mesa, California 92626 and at any and all adjournments thereof. J. David Cheshier and Lacy G. Marlette, Jr., the designated proxy holders, are members of the Company's Board of Directors. It is expected that this Proxy Statement and the accompanying Notice of Proxy will be mailed to shareholders on or about April 29, 1994. Only shareholders of record on April 15, 1994 are entitled to vote in person or by proxy at the meeting or any adjournment thereof.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

     2. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

COST OF SOLICITATION OF PROXIES

     The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in connection with forwarding these Proxy materials to their principals. In addition, the Company has retained McCormick & Pryor Ltd. to assist in the solicitation of Proxies for the fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the solicitation.







OUTSTANDING SECURITIES, VOTING RIGHTS AND REVOCABILITY OF PROXIES

     There were issued and outstanding 9,192,942 shares of the Company's common stock, no par value per share ("common stock"), on April 15, 1994, which has been set as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Meeting.

     Each holder of common stock will be entitled to one vote, in person or by Proxy, for each share of common stock outstanding in his or her name on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting prior to the voting of his or her intention to vote his or her shares cumulatively. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit.

     In the election of directors, if a quorum is present, the seven candidates receiving the highest number of votes are elected; votes withheld and broker non-votes have no legal effect but will have the practical effect of voting against the nominee. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors, and return of an executed Proxy shall be the grant of such authority.

     With respect to any other matter presented at the Meeting, if a quorum is present, the approval of such matter would require (i) the affirmative vote of a majority of the shares represented and voting at the Meeting and (ii) the affirmative vote of at least a majority of the required quorum. Abstentions from voting and broker non-votes would have no effect on the outcome of the vote with respect to the first test since they are not deemed to be shares represented and voting at the Meeting and would have the effect of a vote against the proposal with respect to the second test since they would not constitute affirmative votes for such matter.

     If you hold your common stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares "For" the election of the nominees for directors set forth herein.

     A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all shares represented by a properly executed Proxy received prior to or at the time of the Meeting will be voted by Proxy Holders in accordance with the instructions on the Proxy. If no instruction is specified in respect to a matter to be acted upon, the shares represented by the Proxy will be voted "For" the election of the nominees for directors set forth herein. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of Meeting. If, however, any other matters are properly presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.





SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth, as of April 15, 1994, the common stock ownership of each director and executive officer of the Company individually, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock

                                                         Shares
                           Relationship       Shares      That       Total     Percent
           Name of             With          Actually    May Be    Beneficial    of
       Beneficial Owner       Company        Owned(a)  Acquired(b)Ownership(a)Class(c)

John B. Joseph(d)             Chairman of    899,090  159,931(e)  1,059,021     11.3%
                              the Board,
                              President
                              and CEO
Ronald R. White(d)            Vice Chairman  792,189   99,876(e)    892,065      9.6%
                              of the Board
                              and Executive
                              Vice President
J. David Cheshier             Director         2,000   30,000(f)     32,000      *
I. Jack Cowley                Director             -   12,000(f)     12,000      *
L. Wayne Gertmenian           Director         6,765   12,000(f)     18,765      *
Thomas A. Jones               Director         4,300   15,000(f)     19,300      *
Lacy G. Marlette, Jr.         Director           212   30,000(f)     30,212      *
James G. LeSieur, III         President,           -   19,000(f)     19,000      *
                              Sunwest Bank
John F. McGrath               President,           -   24,000(f)     24,000      *
                              Sacramento First
                              National Bank
William J. Mylymok            Administrative  24,000   94,500(f)    118,500      1.3%
                              Consultant,
                              Company
Frank E. Smith                CFO, Company     8,100   31,379(e)     39,479      *
                              and Sunwest
                              Bank
Directors and Executive                    1,736,656   527,686(e) 2,264,342  23.3%
Officers (11 individuals)

* Less than 1%
(a)  Except as otherwise noted below, each person has sole voting and investment power with respect to the shares listed.
(b)  Shares that may be acquired within 60 days of April 15, 1994.
(c)  The percentage ownership interest of each individual or group is based upon the total number of shares of the Company's common stock outstanding plus the shares which the respective individual or group has the right to acquire within 60 days after April
     15, 1994 through the exercise of stock options or conversion of 10% convertible subordinated debentures due 1996.
(d)  The address of Messrs. Joseph and White is in care of the Company, 4770 Campus Drive, Suite 100, Newport Beach, California
     92660-1833.
(e)  Shares that may be acquired pursuant to the exercise of stock options or conversion of 10% convertible subordinated debentures.
(f)  Shares that may be acquired pursuant to the exercise of stock options.



                        DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

     The Bylaws of the Company provide that the Company shall have not less than five nor more than nine directors, unless changed by a bylaw amending Section 3.3(b) of Article 3 of the Company's Bylaws, duly adopted by the vote or written consent of the Company's shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or a resolution duly adopted by the Board of Directors or by the shareholders. The number of directors is currently fixed at seven.

     The individuals named below, all of whom are present members of the Board of Directors of the Company, will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of said nominees, or as many thereof as possible, under applicable voting rules. In the event that any of the nominees should be unable or unwilling to accept nomination for election as a director, it is intended that the Proxy Holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

     None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof.

     The following table sets forth certain information, as of April 15, 1994, with respect to those individuals who are to be nominated by the Board of Directors for election as directors.

                                     Year First
                                     Elected or      Position
                                    Appointed as     with the
Name of Director                 Age  Director       Company
John B. Joseph                   55      1981        Chairman of the
                                                     Board, President
                                                     and CEO
Ronald R. White                  47      1981        Vice Chairman of
                                                     the Board and
                                                     Executive
                                                     Vice President
I. Jack Cowley, M.D.             62      1991        Director
J. David Cheshier                47      1981        Director
L. Wayne Gertmenian, Ph.D.       54      1991        Director
Thomas A. Jones, C.P.A.          55      1990        Director
Lacy G. Marlette, Jr.            47      1987        Director







     John B. Joseph is currently the Chairman of the Board, President and Chief Executive Officer of the Company. He has been Chairman of the Board of Directors of the Company since its inception in 1981 and Chief Executive Officer since April 1991. Mr. Joseph also serves, or has served, in the following capacities during the past five years: President of the Company from 1987 to April 1991 and from April 1993; Vice Chairman of the Board of Directors of The Centennial Group, Inc., a Delaware corporation ("CGI"), since 1987; Senior

Executive Vice President of CGI from July 1987 to July 1993; general partner of various limited partnerships engaged in real estate development and lending activities. Mr. Joseph presently holds and has held, over the past five years, various positions in the subsidiaries of the Company. Mr. Joseph is a director of the Company's subsidiaries Sunwest Bank, Sacramento First National Bank and WCV, Inc. (formerly Heritage Thrift & Loan Association). Mr. Joseph presently holds and has held, over the past five years up until July 1993, various positions in the subsidiaries of CGI. Mr. Joseph beneficially owns approximately 13% of the outstanding common stock of CGI.

     Ronald R. White is currently Executive Vice President and Vice Chairman of the Board of Directors of the Company. Mr. White also serves, or has served, in the following capacities during the past five years: Chairman of the Board of Directors, President and Chief Executive Officer of CGI since 1987; general partner of various limited partnerships engaged in real estate development and lending activities. Mr. White is a director of Sunwest Bank and WCV, Inc. Mr. White presently holds and has held, over the past five years, various positions in the subsidiaries of the Company and CGI. Mr. White beneficially owns approximately 13% of the outstanding common stock of CGI.

     J. David Cheshier is a certified public accountant in the employ of L.G. Marlette, Jr. Accountancy Corporation, Certified Public Accountants. Mr. Cheshier has served as a director, Senior Vice President and the Chief Financial Officer of CGI and as an executive officer of all of the subsidiaries of CGI from 1987. Mr. Cheshier resigned his officer positions at CGI and its subsidiaries during December 1993 and his director position during March 1994.

     I. Jack Cowley, M.D., has served as Chairman of the Board of Directors of Sacramento First National Bank, a subsidiary of the Company, since 1984. Dr. Cowley has maintained an ophthalmic practice in Sacramento since 1965. He is on the clinical teaching staff of the University of California, Davis. Dr. Cowley has served on the Board of the International Brangus Association since 1980 and is currently President of the California Beef Improvement Association.

     L. Wayne Gertmenian, Ph.D., is an economics professor at Pepperdine University's Graduate School of Business and serves as its spokesman on business and management. Dr. Gertmenian served the Nixon and Ford administrations as a Chief Detente Negotiator in Moscow for the Chairman of the National Security Council; as an emissary to Tehran for the Secretary of Commerce; and as a Special Assistant to the Secretary of Housing and Urban Development. His corporate experience includes five years as the Executive Vice President of one of the nation's leading food processors. Dr. Gertmenian received his Doctorate in Economics at the University of Southern California.

     Thomas A. Jones, C.P.A., is a professor of accounting and business at DeVry Institute of Technology. Mr. Jones was the President of R&G Sloane, a manufacturer of plastic piping products, from 1988 to 1990 when R&G Sloane was acquired. Mr. Jones served as a Group Executive with ITT Corporation from 1980 to 1988.



     Lacy G. Marlette, Jr. is a certified public accountant and President of L.G. Marlette, Jr., Accountancy Corporation, Certified Public Accountants. Mr. Marlette has been a certified public accountant since 1972. He has provided accounting services for Messrs. Joseph and White and their affiliates.

     On December 13, 1991, a petition under Chapter 11 of the Federal bankruptcy laws was filed on behalf of CGI. On March 4, 1994, a reorganization plan was confirmed, and as a consequence, CGI is no longer operating under the Federal bankruptcy laws. Messrs. Joseph and White are directors of and principal shareholders of CGI. Mr. White is an executive officer of CGI.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company presently has four committees, an Audit Committee, a Human Resources/Compensation Committee, an Asset and Liability Management Committee and a Compliance Committee. The Company does not have a standing Nominating Committee.

     The Audit Committee, which held five meetings in 1993, is comprised of Messrs. Cheshier, Cowley, Jones, Marlette and Gertmenian. The purpose of the Audit Committee, among other things, is to oversee the Company's internal controls and financial information reporting and to review the results of the independent audit.

     The Human Resources/Compensation Committee, which held six meetings in 1993, is comprised of all of the directors. The purpose of the Human Resources/Compensation Committee is to coordinate management succession, incentive compensation and all other employee benefits.

     The Asset and Liability Management Committee, which held five meetings in 1993, is comprised of Messrs. Cheshier, Jones and Marlette. The purpose of the Asset and Liability Management Committee is to oversee the Company's liquidity and interest rate risk.

     The Compliance Committee, which held five meetings in 1993, is comprised of all of the directors. The purpose of the Compliance Committee is to oversee the Company's regulatory compliance.

     During 1993, the Board of Directors of the Company held fourteen meetings. Each of the individuals who is a nominee and was a director of the Company during 1993 attended at least 75% of the aggregate of (1) the total number of Board meetings held during his term of service and (2) the total number of meetings held by all committees of the Board on which he served during such year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the review of the copies of such forms furnished to the Company, or a written representation that no Form 5 was required, the Company believes that, during the fiscal year ended December 31, 1993, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% shareholders were complied with.


EXECUTIVE COMPENSATION

     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

   The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other executive officers of the Company (determined as of the end of the last fiscal year) (the "Named Executives") for each of the fiscal years ended December 31, 1993, 1992 and 1991:
















































     SUMMARY COMPENSATION TABLE
                                 Annual Compensation
                                                            Long-Term
                                                          Compensation/
                                                           Securities
                                                           Underlying
Name and                          Salary   Bonus    Other   Options      Other
Principal Position          Year   ($)      ($)      ($)     (#)(a)      ($)(b)
- --------------------------------------------------------------------------------
JOHN B. JOSEPH(c)           1993 185,000       -        -          -    35,000
President and CEO,          1992 189,000       -        -     15,000    35,000
Company                     1991 131,000       -        -     25,000    28,000
Officer, Company

JAMES G. LeSIEUR, III(d)    1993 181,000       -        -          -     2,000
President and CEO,          1992 183,000       -        -          -     4,000
Sunwest Bank                1991 172,000       -        -     15,000     4,000

JOHN F. MCGRATH(e)          1993 130,000       -   16,000          -     3,000
President and CEO,          1992 120,000  23,000   16,000          -     2,000
Sacramento First            1991 115,000  28,000   16,000     15,000     2,000
National Bank

WILLIAM J. MYLYMOK(f)       1993 322,000       -   25,000          -    16,000
Administrative              1992 375,000       -        -          -    16,000
Consultant, Company         1991 301,000       -        -     35,000    10,000

FRANK E. SMITH(g)           1993 130,000       -   28,000          -     4,000
Senior Vice President,      1992 131,000       -        -     15,000     4,000
CFO and Secretary,          1991 113,000  27,000        -     15,000     4,000
Company and Sunwest Bank

(a) Includes options issued by the Company to purchase shares of the Company's common stock.
(b) Includes directors' fees and amounts contributed by the Company and its subsidiaries to the West Coast Bancorp 401(k) Profit Sharing Plan and allocated to the Named Executives vested or unvested account under such plan ("401(k) matching contributions").
(c) Mr. Joseph's salary was paid by the Company. Other compensation includes director's fees of $16,000, $17,000 and $16,000 paid by the Company, director's fees of $11,000, $9,000 and $4,000 paid by Sunwest Bank, $4,000, $3,000 and $2,000 paid by Sacramento First National Bank, director's fees of $0, $3,000 and $3,000 paid by WCV, Inc. and 401(k) matching contributions of $4,000, $4,000 and $4,000 paid by the Company in 1993, 1992 and 1991, respectively.
(d) Mr. LeSieur's salary and 401(k) matching contributions were paid by Sunwest Bank.
(e) Mr. McGrath's salary, bonus, other annual compensation and 401(k) matching contributions were made by Sacramento First National Bank. Other annual compensation represents perquisites provided by Sacramento First National Bank which include the use of a company automobile valued at approximately $10,000 for each year presented.
(f) Mr. Mylymok's salary was paid by the Company and, for 1993, includes $150,000 due to Mr. Mylymok after April 1, 1995 pursuant to his modified employment agreement and $24,000 representing 24,000 shares of the Company's common stock granted to Mr. Mylymok pursuant to his modified employment agreement. Other annual compensation in 1993 includes $25,000 of salary deferred at the option of Mr. Mylymok. Other compensation includes director's fees of $11,000, $9,000 and $3,000 paid by Sunwest
     Bank and director's fees of $2,000, $3,000 and $3,000 paid by WCV, Inc. and 401(k) matching contributions of $4,000, $4,000 and $4,000 in 1993, 1992 and 1991, respectively.
(g) Mr. Smith's 1993 salary included $21,000 paid by the Company and $109,000 paid by Sunwest Bank. Mr. Smith's 1992 and 1991 salary and 1991 bonus was paid by the Company. During 1993, Mr. Smith assumed the responsibility of Chief Financial Officer of Sunwest Bank, and Sunwest Bank began paying his salary. In conjunction with this change, the Company paid Mr. Smith $28,000 in accrued vacation and holiday benefits, included in other annual compensation. Other compensation includes the 401(k) matching contribution of $4,000 in 1993 paid by Sunwest Bank and $4,000 in 1992 and $4,000 in 1991 paid by the Company.

     EMPLOYMENT AND TERMINATION OF EMPLOYMENT AGREEMENTS

     Although Mr. Joseph does not have a formal employment agreement, his annual base salary was reduced to $73,000 effective March 1, 1994. He may receive bonuses of $70,000 upon the completion of a rights offering or the sale of Sacramento First National Bank and $45,000 at such time that Sunwest Bank achieves a leverage ratio of 6.5%.

     Mr. McGrath has an employment agreement with Sacramento First National Bank, which expires December 31, 1995, pursuant to which Mr. McGrath receives a base salary of $135,000 during 1994 and $140,000 during 1995 and a discretionary bonus up to 15% of Sacramento First National Bank's annual net profits if the bank achieves net profits of at least 50% of its planned net profits for the year. Mr. McGrath is also entitled to severance pay equal to his base annual salary plus a pro rata bonus and 12 months of medical and life insurance benefits in the event of termination without cause. Additionally, the agreement provides for four weeks of vacation during each calendar year, use of an automobile, life and medical insurance benefits and certain club memberships.

     Although Mr. Mylymok has an employment agreement pursuant to which he served as President and Chief Operating Officer of the Company during 1992, this agreement was modified effective April 1, 1993. Pursuant to the modified agreement, Mr. Mylymok resigned from his position as President and Chief Operating Officer of the Company and continues to serve as an employee of the Company in the capacity of Administrative Consultant through March 31, 1995. During the two-year term of this modified agreement, Mr. Mylymok will receive an annual salary of $150,000, which salary shall be subject to reduction for any amount earned during the term of the modified agreement from employment with an unaffiliated company. Mr. Mylymok will also be entitled to receive additional compensation equal to 50% of the recoveries made during the term of the modified agreement on charged-off loans originated by the Company or certain of its subsidiaries up to a maximum of $150,000 due after April 1, 1995. Pursuant to the revised agreement, Mr. Mylymok received 24,000 shares of the Company's stock during 1993. The revised agreement provides for the use of a Company's leased automobile until January 31, 1995, at which time the ownership of this vehicle will be transferred to Mr. Mylymok.

     STOCK OPTIONS

No stock options were granted to the Named Executives during 1993.














     OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1993 and unexercised options held by the Named Executives as of December 31, 1993:

                    AGGREGATED OPTION(A) EXERCISES IN FISCAL YEAR 1993
                                 AND FY-END OPTION VALUES

                                                                 Value of
                     Shares               Number of          Unexercised In-
                    Acquired          Unexercised Options   the-Money Options
                       on     Value    at 12/31/93 (#)      12/31/93 ($)(b)
                    Exercise Realized    Exer-   Unexer-      Exer-   Unexer-
Name                  (#)      ($)      cisable  cisable     cisable  cisable
- -------------------------------------------------------------------------------
John B. Joseph          -        -      33,000    32,000        N/A       N/A
James G. LeSieur        -        -      14,000    11,000        N/A       N/A
John F. McGrath         -        -      18,000    12,000        N/A       N/A
William J. Mylymok      -        -      81,350    30,650        N/A       N/A
Frank E. Smith          -        -      21,000    24,000        N/A       N/A

(a) The Company has no plans pursuant to which stock appreciation rights may be granted.
(b) Value of unexercised "in-the-money" options is the difference between the market price of the common stock on December 31, 1993 and the exercise price of the option, multiplied by the number of shares subject to the option. Since the stock price at December 31, 1993 ($.50 per share) was less than the exercise prices, the unexercised options have no "in-the-money" value.

             REPORT OF THE HUMAN RESOURCES/COMPENSATION COMMITTEE OF
                     THE BOARD OF DIRECTORS TO SHAREHOLDERS

     The Report of the Human Resources/Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

     Decisions related to compensation of the Company's executives, including the Named Executives, during 1993 were ultimately made by the Board of Directors of the Company or for Messrs. LeSieur, McGrath and Smith, who serve as executives of the Company's banking subsidiaries, the Board of Directors of such subsidiaries. The entire Board of Directors of the Company serves on the Human Resources/Compensation Committee. Set forth below is a report of the Board of Directors addressing the Company's compensation policies for 1993 applicable to the Company's executives, including the Named Executives.

     The Company's general philosophy with respect to compensating its executive officers is to provide a compensation package that consists of three principal components: base salary, bonus or performance compensation and long-term incentive compensation.

     Base salaries paid to the Company's executive officers during 1993 were generally established by determining a level of compensation that would be both competitive with the base salaries paid to executives of other companies in the banking industry and reflect each individuals' experience and past and potential contribution to the Company. The financial performance and condition of the Company are also considered in determining base salaries.

     Bonus compensation is discretionary and intended to reward high levels of performance that enhance the operating results of the Company or its subsidiaries. Performance factors considered in determining bonus compensation include the Company's and/or its subsidiaries' earnings, its return on equity, return on assets, credit quality and financial performance in comparison to plan. No bonuses were paid to the Company's executive officers during 1993 because of the operating losses that were sustained by the Company and its subsidiaries.

     The Company maintains compensation plans that are intended to provide long-term incentives for its executive officers. They include Stock Option Plans and a 401(k) Profit Sharing Plan.

     The Stock Option Plans are designed to align the interests of key employees, including the Named Executives, with those of shareholders. They are intended to provide these employees with an incentive to achieve higher levels of performance by granting them long-term options to purchase Company common stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant. No stock options were granted during 1993 because of the operating losses that were sustained by the Company and the decline in the stock price. The Human Resources/Compensation Committee does not consider existing stock option holdings of the executives when deciding to grant stock options.

     The purpose of the 401(k) Profit Sharing Plan (the "401(k) Plan") is to encourage participants, including the Named Executives, to adopt a regular savings program to defer a part of their before-tax compensation to provide security for their retirement. Subject to certain limitations, the Company matches amounts deferred by eligible employees and may make an additional discretionary profit sharing contribution. The Company made a matching contribution for all eligible employees in 1993. In light of the operating losses, no profit sharing contribution was made in 1993.

     Mr. Joseph, the President and Chief Executive Officer of the Company, received a base annual salary of $188,000 for 1993. Mr. Joseph's annual salary was reduced to $158,000 beginning in December 1993. This salary was set at a level that the Board of Directors believed was lower than that paid to chief executives in other comparable financial institutions and reflects the Board's decision to place a greater emphasis on discretionary bonus compensation as source of compensation for its chief executive. Mr. Joseph's salary was reduced in 1993 as a result of the financial difficulties of the Company. Because of the losses incurred by the Company during the year, no bonus was paid to Mr. Joseph for his services in 1993. In addition, the Company made a $4,000 matching contribution to Mr. Joseph's account under the 401(k) Plan.








     Mr. Mylymok served as President and Chief Operating Officer of the Company until April 1993. Under his original employment agreement dated January 1, 1991, he was entitled to a base salary of $375,000 in 1991, $450,000 in 1992 and $525,000 in 1993. Mr. Mylymok's employment agreement was amended in 1992 so that his 1992 salary would remain at $375,000 as a result of the economic recession, increasing costs and restrictions of government regulation and the problems at Sunwest. Mr. Mylymok's employment agreement was amended again in 1993. Under the 1993 amendment, Mr. Mylymok resigned as President and Chief Operating Officer and acted instead as Administrative Consultant. Mr. Mylymok's salary was reduced to $150,000 per year beginning April 1, 1993 as a result of his lesser responsibilities and the continuing financial difficulties of the Company. Mr. Mylymok is also entitled to 50% of certain loss recoveries of the Company and certain of its subsidiaries, up to $150,000. Although this compensation was earned in 1993, it is not payable until 1995 under his modified employment agreement. Mr. Mylymok began deferring his base salary in November 1993 as a result of the financial condition of the Company.
     The Company does not have a policy on qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Dated: April 29, 1994    HUMAN RESOURCES/COMPENSATION COMMITTEE OF THE BOARD OF
                         DIRECTORS

          J. DAVID CHESHIER             JOHN B. JOSEPH
          I. JACK COWLEY, M.D.          LACY G. MARLETTE, JR.
          L. WAYNE GERTMENIAN, Ph.D.    RONALD R. WHITE
          THOMAS A. JONES, C.P.A.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     With the exception of Messrs. Joseph and White, no person who was an executive officer of the Company during 1993 served as a director of the Company. Messrs. Joseph, White and Cheshier participated in compensation decisions as members of the Human Resources/Compensation Committee. During 1993, Mr. Joseph served as the President and Chief Executive Officer, and Mr. White served as the Executive Vice President, of the Company. Messrs. Joseph, White and Cheshier also served as directors and executive officers of CGI during 1993. Messrs. White and Cheshier participated in compensation decisions at CGI. Mr. Cheshier resigned as an officer of CGI during December 1993 and as a director of CGI during March 1994. Mr. Joseph resigned as an executive officer of CGI in July 1993. CGI and the Company engaged in certain transactions during 1993. The Company had payables to CGI of $35,000 at December 31, 1993. The Company had notes payable and accrued interest to CGI and Centennial Capital, Inc., a wholly owned subsidiary of CGI, totalling $406,000 at December 31, 1993, which are due in one principal payment of $76,000 due June 30, 1994 and two remaining annual principal installments of $113,000 due June 30, 1995 and 1996 with interest due at maturity on June 30, 1996. The notes bear interest at the prime rate plus 2%.

     Some of the directors and officers of the Company and its subsidiaries and the entities with which they are associated are customers of, and have had banking transactions with, the Company's banking subsidiaries, Sunwest Bank and Sacramento First National Bank, in the ordinary course of the banks' businesses during 1993, and the banks expect to have banking transactions with such persons in the future. All loans and commitments to lend included in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing for comparable transactions with other persons of similar creditworthiness, and in the opinion of the respective Boards of Directors of the banks, did not involve more than a normal risk of collectibility, or present any other unfavorable features.

     Mr. John Miles and Mr. Robert Eadington were directors and served on the Human Resources/Compensation Committee during 1993. Messrs. Miles and Eadington have since resigned as directors.

     COMPENSATION OF DIRECTORS

     During 1993, each director received an annual retainer of $7,000, prorated for the actual number of months served, and each non-employee and employee director received $1,000 and $750, respectively, for each regular meeting of the Board of Directors attended. Each Audit Committee member received $500 for each regular meeting of the Audit Committee attended. The aggregate amount of directors' fees paid in 1993 was $189,000. Employee and non-employee directors are eligible to participate in the Company's 1988 Stock Option Plan subject to certain specific limitations. No stock options were granted in 1993.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the directors and officers of the Company and its subsidiaries and the entities with which they are associated are customers of, and have had banking transactions with, the Company's banking subsidiaries, Sunwest Bank and Sacramento First National Bank, in the ordinary course of the banks' businesses during 1993, and the banks expect to have banking transactions with such persons in the future. For a discussion of the terms of such transactions, see "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

     Messrs. Joseph and White are directors and principal shareholders of CGI, and Mr. White is an executive officer of CGI. For a discussion of the nature of the relationship between the Company and CGI see "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

                              INDEPENDENT AUDITORS
     The Board of Directors has not yet selected independent auditors for the fiscal year ending 1994 as the Board customarily does not select its independent auditors until later in the year. Prior to making its selection, the Board of Directors may solicit bids from several independent public accounting firms, including KPMG Peat Marwick, the Company's independent auditors for the year ended 1993. Representatives of KPMG Peat Marwick will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

                            PROPOSALS OF SHAREHOLDERS
     Under certain circumstances shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1994 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 30, 1994 in a form that complies with applicable regulations.
                                  ANNUAL REPORT
     The Company's annual report for the year ended December 31, 1993 accompanies this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG Peat Marwick, independent auditors.

     UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO FRANK E. SMITH, SECRETARY, WEST COAST BANCORP, 4770 CAMPUS DRIVE, SUITE 100, NEWPORT BEACH, CALIFORNIA 92660-1833, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR FISCAL 1993, INCLUDING THE FINANCIAL STATEMENTS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                                 OTHER BUSINESS
     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the individuals named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.

                              WEST COAST BANCORP

                              By:               JOHN B. JOSEPH
                                   John B. Joseph, Chairman of the Board and
                                        Chief Executive Officer
DATED: April 29, 1994










                             (FRONT OF PROXY CARD)
REVOCABLE PROXY                                                  REVOCABLE PROXY
                         WEST COAST BANCORP - PROXY CARD

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) hereby nominate(s), constitute(s) and appoint(s) J. David Cheshier and Lacy G. Marlette, Jr., and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of WEST COAST BANCORP (the "Company") to be held at the Red Lion Hotel, 3050 Bristol Street, Costa Mesa, CA 92626, on Tuesday, May 24, 1994, at 9:00 a.m., or any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

1. ELECTION OF DIRECTORS.

FOR all nominees listed below (except as indicated to the contrary below). Discretionary authority to cumulate votes is granted.

WITHHOLD AUTHORITY to vote for all nominees listed below.

    Board of Director's Nominees: J. David Cheshier, I. Jack Cowley, L. Wayne Gertmenian
  Thomas A. Jones, John B. Joseph, Lacy G. Marlette, Jr., and Ronald R. White.

  INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space below.

2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.

                    PLEASE SIGN AND DATE ON THE REVERSE SIDE


                                    (BACK OF PROXY CARD)


                                  PLEASE SIGN AND DATE BELOW

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the Proxy Statement accompanying said notice.

     Dated:                          , 1994

     Signed:
     Signed:

Please date this Proxy and sign as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

        I (WE) WILL           NOT           ATTEND THE MEETING IN PERSON.